LITHIA REPORTS RECORD FIRST QUARTER 2019 RESULTS; INCREASES EARNINGS PER SHARE 17%
________________________________________________

DECLARES DIVIDEND OF $0.30 PER SHARE FOR FIRST QUARTER

Medford, Oregon, April 24, 2019 - Lithia Motors, Inc. (NYSE: LAD) today reported the highest first quarter revenue and earnings per share in company history.

First quarter 2019 revenue increased 7% to a record $2.8 billion from $2.7 billion in the first quarter of 2018.

First quarter 2019 net income per diluted share was $2.42, a 17 % increase over $2.07 per diluted share reported in the first quarter of 2018. Adjusted first quarter 2019 net income per diluted share was $2.44, an 18% increase compared to net income of $2.07 per diluted share in the same period of 2018. First quarter 2019 net income was $56 million, an 8% increase compared to net income of $52 million in the same period of 2018. Adjusted first quarter 2019 net income was $57 million, a 9% increase compared to net income of $52 million for the same period of 2018.

First Quarter-over-Quarter Operating Highlights:

•	Total income from operations increased 16%

•	Total same store sales increased 3%

•	Same store used vehicle retail sales increased 11%

•	Same store F&I per unit increased 8% to a record $1,485

•	Same store service, body and parts sales increased 6%

•	Same store total gross profit per unit increased 4% to $3,614

Results for the quarter were driven by strong same store increases in three of our four business lines with retail used vehicles up 11%, F&I up 9%, and service body and parts up 6% compared to the same period of 2018. The performance in these more-profitable business lines contributed to revenue growth of 7%, and generated gross profit and adjusted pretax income increases of 10% and 12%, respectively, compared to the same period of 2018.

"First quarter results demonstrate a marked improvement in our store teams capturing their potential," said Bryan DeBoer, President and CEO. "The resiliency of our diversified business model and operational improvements, combined with opportunities in corporate development, is driving us towards our $15.00 in annual earnings per share aspirations."

Corporate Development
Our corporate development strategy centers around purchasing strong businesses that have yet to realize their earnings potential. We focus teams on consumer experience and clear performance measurements to increase profitability. The capital generated through these efforts is redeployed to expand our nationwide footprint and diversify our business.
"We made a small number of strategic adjustments to our portfolio in the quarter through a disciplined approach to optimizing our network," said DeBoer. "Our over half billion dollars of available liquidity combined with disciplined return expectations strongly positions us for continued expansion of our network and other strategic opportunities."
We invest in innovation to advance our position as a leading provider of personal transportation solutions. Initiatives are pursued in several categories, including investments to drive improvements and efficiencies in our existing operations, vertical and horizontal adjacencies to our core business, and through bold partnerships with emerging disruptors.

"The path to dominant U.S. market share is the combination of a strategically diversified physical network enhanced by solutions that serve customers wherever, whenever, and however they desire," said DeBoer.

In 2018 we partnered with Shift Technologies, a San Francisco-based digital retailer that provides vehicle purchase and selling experiences to consumers' homes. Our collaborative partnership leverages Shift's technology, Lithia's existing retail network, vendor and lender relationships, and robust set of transactional data. We expect that these efforts will drive a mutual expansion of consumer reach, and that available liquidity and financing capacity can enable Shift to scale towards $1 billion in annual revenues.

Balance Sheet Update
We ended the first quarter with $45 million in cash and $235 million in availability under our credit facility. Additionally, approximately $330 million of our operating real estate is currently unfinanced, which we estimate could provide $247 million in capital, for total potential liquidity of approximately $527 million.

Dividend Payment
Our Board of Directors approved a dividend of $0.30 per share related to first quarter 2019 financial results. We expect to pay the dividend on May 24, 2019 to shareholders of record on May 10, 2019.

First Quarter Earnings Conference Call and Updated Presentation
The first quarter 2019 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the first quarter 2019 results has been added to our investor relations website. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is one of the largest providers of personal transportation solutions in the United States and is among the fastest growing companies in the Fortune 500 (#294-2018). Consumers can buy, sell and service vehicles digitally or through our 182 nationwide locations. Our mission, Growth Powered by People, drives us to grow and serve our customers wherever, whenever, and however they choose.

Sites
www.lithia.com
www.shift.com

www.lithiainvestorrelations.com
www.lithiacareers.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
Megan Kurz
Director, Corporate Finance
(541) 864-1729

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project”, “outlook,” “target”, “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•	Future market conditions, including anticipated national new car sales levels;

•	Expected operating results, such as improved store performance; continued improvement of selling, general and administrative expenses (“SG&A”) as a percentage of gross profit and all projections;

•	Anticipated integration, success and growth of acquired stores;

•	Anticipated ability to capture additional market share;

•	Anticipated ability to find accretive acquisitions;

•	Expected revenues from acquired stores;

•	Anticipated synergies, ability to increase ownership and ability to monetize our investment in Shift;

•	Anticipated ability for Shift to reach revenue projections;

•	Anticipated additions of dealership locations to our portfolio in the future;

•	Anticipated availability of liquidity from our unfinanced operating real estate;

•	Anticipated levels of capital expenditures in the future; and

•	Our strategies for customer retention, growth, market position, financial results and risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•	future economic and financial conditions (both nationally and locally);

•	changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers;

•	risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms);

•	the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

•
disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures, facilities or equipment; and

•
government regulations, legislation and others set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, adjusted pre-tax margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended March 31,		%
			Increase
	2019	2018	(Decrease)
Revenues:
New vehicle retail	$1,461.1	$1,454.7	0.4%
Used vehicle retail	827.9	715.6	15.7
Used vehicle wholesale	77.4	76.0	1.8
Finance and insurance	117.5	106.5	10.3
Service, body and parts	317.4	285.7	11.1
Fleet and other	48.4	21.2	128.3
Total revenues	2,849.7	2,659.7	7.1%
Cost of sales:
New vehicle retail	1,375.2	1,367.8	0.5
Used vehicle retail	743.3	642.0	15.8
Used vehicle wholesale	76.5	75.0	2.0
Service, body and parts	157.9	147.3	7.2
Fleet and other	46.1	19.5	136.4
Total cost of sales	2,399.0	2,251.6	6.5
Gross profit	450.7	408.1	10.4%
Asset impairments	0.5	—	NM
SG&A expense	321.8	297.5	8.2
Depreciation and amortization	19.8	16.8	17.9
Income from operations	108.6	93.8	15.8%
Floor plan interest expense	(18.1)	(13.5)	34.1
Other interest expense	(15.3)	(11.8)	29.7
Other income, net	2.6	1.3	NM
Income before income taxes	77.8	69.8	11.5%
Income tax expense	(21.4)	(17.7)	20.9
Income tax rate	27.5%	25.4%
Net income	$56.4	$52.1	8.3%

Diluted net income per share:
Net income per share	$2.42	$2.07	16.9%

Diluted shares outstanding	23.2	25.2	(7.9)%
NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

	Three months ended March 31,		%
			Increase
	2019	2018	(Decrease)
Gross margin
New vehicle retail	5.9%	6.0%	(10	)bps
Used vehicle retail	10.2	10.3	(10)
Finance and insurance	100.0	100.0	—
Service, body and parts	50.2	48.4	180
Gross profit margin	15.8	15.3	50

Unit sales
New vehicle retail	39,695	41,497	(4.3)%
Used vehicle retail	40,675	36,114	12.6
Total retail units sold	80,370	77,611	3.6

Average selling price
New vehicle retail	$36,809	$35,056	5.0%
Used vehicle retail	20,353	19,814	2.7

Average gross profit per unit
New vehicle retail	$2,165	$2,095	3.3%
Used vehicle retail	2,079	2,038	2.0
Finance and insurance	1,462	1,372	6.6
Total vehicle(1)	3,594	3,453	4.1

Revenue mix
New vehicle retail	51.3%	54.7%
Used vehicle retail	29.1	26.9
Used vehicle wholesale	2.7	2.9
Finance and insurance, net	4.1	4.0
Service, body and parts	11.1	10.7
Fleet and other	1.7	0.8

	Adjusted		As reported
	Three months ended March 31,		Three months ended March 31,
Other metrics	2019	2018	2019	2018
SG&A as a % of revenue	11.3%	11.2%	11.3%	11.2%
SG&A as a % of gross profit	71.4	72.9	71.4	72.9
Operating profit as a % of revenue	3.8	3.5	3.8	3.5
Operating profit as a % of gross profit	24.2	23.0	24.1	23.0
Pretax margin	2.8	2.6	2.7	2.6
Net profit margin	2.0	2.0	2.0	2.0

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

	Three months ended March 31,		%
			Increase
	2019	2018	(Decrease)
Revenues
New vehicle retail	$1,371.1	$1,417.9	(3.3)%
Used vehicle retail	778.5	699.3	11.3
Finance and insurance	113.0	103.9	8.8
Service, body and parts	297.1	279.2	6.4
Total revenues	2,676.6	2,594.6	3.2

Gross profit
New vehicle retail	$80.2	$84.7	(5.3)%
Used vehicle retail	81.2	72.4	12.2
Finance and insurance	113.0	103.9	8.8
Service, body and parts	149.7	135.5	10.5
Total gross profit	427.1	399.2	7.0

Gross margin
New vehicle retail	5.8%	6.0%	(20	)bps
Used vehicle retail	10.4	10.4	—
Finance and insurance	100.0	100.0	—
Service, body and parts	50.4	48.6	180
Gross profit margin	16.0	15.4	60

Unit sales
New vehicle retail	37,540	40,259	(6.8)%
Used vehicle retail	38,568	35,172	9.7

Average selling price
New vehicle retail	$36,522	$35,220	3.7%
Used vehicle retail	20,185	19,884	1.5

Average gross profit per unit
New vehicle retail	$2,136	$2,104	1.5%
Used vehicle retail	2,106	2,059	2.3
Finance and insurance	1,485	1,378	7.8
Total vehicle(1)	3,614	3,474	4.0

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Other Highlights (Unaudited)

	As of
	March 31,	December 31,	March 31,
	2019	2018	2018
Days Supply(1)
New vehicle inventory	82	71	76
Used vehicle inventory	53	66	57
(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of March 31, 2019
Current ratio	Not less than 1.10 to 1	1.26 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	1.96 to 1
Leverage ratio	Not more than 5.00 to 1	2.66 to 1

Lithia Motors, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	March 31, 2019	December 31, 2018
Cash and cash equivalents	$45.0	$31.6
Trade receivables, net	491.0	529.4
Inventories, net	2,441.0	2,365.3
Other current assets	50.9	65.1
Total current assets	$3,027.9	$2,991.4

Property and equipment, net	1,454.4	1,448.0
Intangibles	764.9	723.6
Other non-current assets	444.8	221.0
Total assets	$5,692.0	$5,384.0

Floor plan notes payable	2,126.2	2,057.7
Other current liabilities	459.0	435.8
Total current liabilities	$2,585.2	$2,493.5

Long-term debt	1,295.7	1,358.2
Other long-term liabilities and deferred revenue	560.6	335.1
Total liabilities	$4,441.5	$4,186.8

Stockholder's Equity	1,250.5	1,197.2
Total liabilities & stockholders' equity	$5,692.0	$5,384.0

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In millions)

	Three months ended March 31,
	2019	2018
Net income	$56.4	$52.1
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	0.5	—
Depreciation and amortization	19.8	16.8
Stock-based compensation	3.5	3.6
Gain on sale of franchises	0.1	—
Deferred income taxes	5.2	2.7
(Increase) decrease:
Trade receivables, net	49.9	42.6
Inventories	(81.4)	(98.9)
Other assets	9.0	14.7
Increase (decrease):
Floor plan notes payable, net	34.6	17.7
Trade payables	(6.4)	6.9
Accrued liabilities	(14.5)	(13.6)
Other long-term liabilities and deferred revenue	0.5	4.3
Net cash provided by operating activities	$77.2	$48.9

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Three months ended March 31,
Net cash provided by operating activities	2019	2018
As reported	$77.2	$48.9
Floor plan notes payable, non-trade, net	43.5	47.8
Add: Borrowings on unsecured revolver to increase new vehicle floor plan capacity(1)	—	150.0
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	—	(117.1)
Adjusted	$120.7	$129.6
(1) Indebtedness associated with a six month unsecured revolving credit facility to provide flooring capacity in anticipation of expanding syndicated credit facility in 2018.

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended March 31, 2019
	As reported	Net disposal gain on sale of store	Asset Impairment	Acquisition expenses	Adjusted
Asset impairments	$0.5	$—	$(0.5)	$—	$—

Selling, general and administrative	321.8	0.1	—	$(0.2)	321.7

Income from operations	108.6	(0.1)	0.5	0.2	109.2

Income before income taxes	$77.8	$(0.1)	$0.5	$0.2	$78.4
Income tax benefit (expense)	(21.4)	—	(0.1)	(0.1)	(21.6)
Net income	$56.4	$(0.1)	$0.4	$0.1	$56.8

Diluted earnings per share	$2.42	$—	$0.01	$0.01	$2.44
Diluted share count	23.2

Lithia Motors, Inc.
Adjusted EBITDA and Leveraged Free Cash Flow (Unaudited)
(In millions)

	Three months ended March 31,		%
			Increase
	2019	2018	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$56.4	$52.1	8.3%
Other interest expense	15.3	11.8	29.7
Income tax expense	21.4	17.7	20.9
Depreciation and amortization	19.8	16.8	17.9
EBITDA	$112.9	$98.4	14.7%

Other adjustments:
Less: used vehicle line of credit interest	$(1.6)	$(0.5)	220.0
Less: (gain) loss on divestitures	(0.1)	—	NM
Add: asset impairment	0.5	—	NM
Add: acquisition expenses	0.2	—	NM
Adjusted EBITDA	$111.9	$97.9	14.3%

Leveraged EBITDA
Adjusted EBITDA	$111.9	$97.9	14.3%
Less: Capital expenditures	(29.1)	(42.0)	(30.7)
Leveraged EBITDA	$82.8	$55.9	48.1%
NM - not meaningful